NEWS

RELEASE___________________________________________________

FOR IMMEDIATE RELEASE

CONTACT: Chris Mathis

(512) 434-3766

TEMPLE-INLAND INC. REPORTS SECOND QUARTER 2009 RESULTS

AUSTIN, TEXAS, July 23, 2009--Temple-Inland Inc. today reported second quarter 2009 net income of $66 million, or $0.61 per diluted share, compared with first quarter 2009 net income of $35 million, or $0.33 per diluted share, and second quarter 2008 net income of $8 million, or $0.07 per diluted share. Second quarter 2009 net income excluding special items was $26 million, or $0.24 per diluted share.

	Second Quarter		First Quarter

	2009	2008	2009

Net income per share	$0.61	$0.07	$0.33
Adjustment for special items	($0.37)	$0.00	($0.03)
Net income per share, excluding special items	$0.24	$0.07	$0.30

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We had another very good quarter. We delivered solid operating results, return on investment, and cash flow, despite continued tough economic conditions. In the quarter, we generated $172 million of cash from operations and reduced our debt by $116 million.

“In Corrugated Packaging, we had a record second quarter as both our mills and box plants ran well in the quarter and we continued to drive down cost. Our results reflect the continued benefit from our box plant transformation, the acquisition of PBL, our heavy orientation to the food and beverage market and our integrated system. We reduced our inventories further in the quarter and our quarter-ending inventories were at their lowest level since 2002.

“In Building Products, we did not experience the traditional seasonal pick-up in demand in the quarter. Even so, due to our low cost structure, declining input costs and our favorable mix of products, we generated $8 million of EBITDA in the quarter. We remain focused on matching our supply with our demand, lowering costs, generating cash and returning to profitability in this business.

“As we look forward, economic conditions, while still uncertain, appear to be stabilizing. The actions we have taken to improve asset utilization, drive down costs, match our production to our demand and profitably grow our business, position us to continue to deliver solid relative results.”

Corrugated Packaging

	Second Quarter		First Quarter

	2009	2008	2009

Segment Operating Income ($ in Millions)	$91	$52	$105

Corrugated Packaging operating income was $91 million, a record second quarter. Earnings improved in second quarter 2009 compared with second quarter 2008 as lower mill and converting costs and the benefits of the PBL acquisition more than offset lower box volumes and prices. Operating results declined compared with the all-time record first quarter 2009 earnings due primarily to lower box prices, partially offset by lower costs and higher box volumes.

.

Building Products

	Second Quarter		First Quarter

	2009	2008	2009

Segment Operating Income ($ in Millions)	($3)	$1	($2)

Building Products operating results declined in second quarter 2009 compared with second quarter 2008 as higher gypsum prices were more than offset by lower lumber prices and lower shipments for lumber, gypsum and panel products. Operating results declined in second quarter 2009 compared with first quarter 2009 principally due to lower gypsum prices and lower shipments for all products.

Special items for second quarter 2009 after tax were $40 million, or $0.37 per diluted share, including: (i) income of $47 million, or $0.43 per diluted share, for alternative fuel mixture tax credits; (ii) a charge of $11 million, or $0.10 per diluted share, related to the previously disclosed substitution in connection with the 2007 sale of the timberland; and (iii) a gain of $5 million, or $0.05 per diluted share, related to the purchase and early retirement of $100 million of our term debt.

Temple-Inland will host a conference call on July 23, 2009, at 9:30 am ET to discuss results of second quarter 2009. To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call. The passcode for the conference call is: 19111527. Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada. The passcode for the replay is: 19111527.

The conference call may also be accessed through Temple-Inland’s Internet site, www.templeinland.com, by clicking on "Investor Relations – Investor Events."

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 63 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; current conditions in financial markets could adversely affect our ability to finance our operations; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control.

This release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS AND SEGMENT RESULTS

(Preliminary and Unaudited)

	Second Quarter		First Six Months
	2009	2008	2009	2008
	(In millions, except per share)
Revenues
Corrugated packaging	$762	$798	$1,552	$1,574
Building products	144	193	295	361
Total revenues	$906	$991	$1,847	$1,935

Income
Corrugated packaging	$91	$52	$196	$107
Building products	(3)	1	(5)	(20)
Total segment operating income	88	53	191	87
Items not included in segments:
General and administrative expense	(18)	(21)	(35)	(42)
Share-based and long-term incentive compensation	(17)	(2)	(26)	(6)
Other operating income (expense)	75	––	71	(15)
Other non-operating income (expense)	(9)	1	1	2
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(1)	––	1	(3)
Interest expense on debt	(17)	(20)	(36)	(37)
Income (loss) before taxes	101	11	167	(14)
Income tax (expense) benefit	(35)	(3)	(65)	9
Net Income (loss)	66	8	102	(5)
Net income attributable to noncontrolling interest of special purpose entities	––	––	(1)	––
Net income (loss) attributable to Temple-Inland Inc.	$66	$8	$101	$(5)

Average basic shares outstanding	106.7	106.6	106.7	106.7
Average diluted shares outstanding	107.8	107.4	107.2	107.6

Per share information:
Basic earnings	$0.62	$0.07	$0.95	$(0.05)
Diluted earnings (a)	$0.61	$0.07	$0.94	$(0.05)
Dividends per share	$0.10	$0.10	$0.20	$0.20

____________

(a)	Earnings per share for first six months 2008 is based on average basic shares outstanding due to our year-to-date net loss.

TEMPLE-INLAND INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	Second Quarter-End 2009	Year-End 2008
	(Dollars in millions)
ASSETS
Current Assets	$1,057	$1,073
Property and Equipment	1,615	1,664
Financial Assets of Special Purpose Entities	2,475	2,474
Goodwill	394	394
Other Assets	261	264
TOTAL ASSETS	$5,802	$5,869

LIABILITIES
Current Liabilities	$405	$446
Long-Term Debt	1,026	1,191
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	772	750
Liability for Pension Benefits	167	172
Liability for Postretirement Benefits	101	101
Other Long-Term Liabilities	323	292
TOTAL LIABILITIES	4,934	5,092
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	776	686
Noncontrolling Interest of Special Purpose Entities	92	91
TOTAL SHAREHOLDERS’ EQUITY	868	777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,802	$5,869

TEMPLE-INLAND INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Preliminary and Unaudited)

	Second Quarter				First Six Months
	2009		2008		2009		2008
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$150	(a)(b)	$57	(a)	$264	(a)(b)	$76	(a)(c)
Working capital	22		(7	)(d)	(12)		(365	)(d)
	172		50		252		(289)
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(33)		(42)		(52)		(76)
Acquisition, net of cash acquired	—		—		—		—
Other	(7)		(3)		(8)		(4)
	(40)		(45)		(60)		(80)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(11)		(10)		(21)		(21)
Net change in debt	(108)		15		(148)		219
Fees related to special purpose entities	(4)		—		(19)		—
Other	(4)		(3)		(15)		(13)
	(127)		2		(203)		185
Effect of exchange rate changes on cash and cash equivalents	2		(1)		1		1
Net increase (decrease) in cash and cash equivalents	7		6		(10)		(183)
Cash and cash equivalents at beginning of period	24		38		41		227
Cash and cash equivalents at end of period	$31		$44		$31		$44

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$50		$50		$101		$100

_____________

(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in second quarter and first six months 2009 and 2008.
(b)	Includes $63 million of alternative fuel mixture credits, net of related costs and tax payments, in second quarter and first six months 2009.
(c)	Includes payments related to our 2007 transformation plan of $39 million in first six months 2008.
(d)	Includes payments related to our 2007 transformation plan of $1 million in second quarter 2008 and $277 million in first six months 2008.

TEMPLE-INLAND INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Preliminary and Unaudited)

	Second		First	Fourth	Third		Second
	Quarter		Quarter	Quarter	Quarter		Quarter
	2009		2009	2008	2008		2008
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$150	(a)(b)	$114	$80 (a)	$66	(c)	$57	(a)
Working capital	22		(34)	(19)	(20	)(d)	(7	)(d)
	172		80	61	46		50
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(33)		(19)	(48)	(40)		(42)
Acquisition, net of cash acquired	—		—	—	(57)		—
Other	(7)		(1)	—	(2)		(3)
	(40)		(20)	(48)	(99)		(45)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(11)		(10)	(11)	(11)		(10)
Net change in debt	(108)		(40)	(1)	68		15
Fees related to special purpose entities	(4)		(15)	—	—		—
Other	(4)		(11)	(7)	3		(3)
	(127)		(76)	(19)	60		2
Effect of exchange rate changes on cash and cash equivalents	2		(1)	(3)	(1)		(1)
Net increase (decrease) in cash and cash equivalents	7		(17)	(9)	6		6
Cash and cash equivalents at beginning of period	24		41	50	44		38
Cash and cash equivalents at end of period	$31		$24	$41	$50		$44

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$50		$51	$55	$51		$50

_____________

(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in second quarter 2009 and 2008 and fourth quarter 2008.
(b)	Includes $63 million of alternative fuel mixture credits, net of related costs and tax payments, in second quarter 2009.
(c)	Includes payments related to our 2007 transformation plan of $11 million in third quarter 2008.
(d)	Includes payments related to our 2007 transformation plan of $20 million in third quarter 2008 and $1 million in second quarter 2008.

TEMPLE-INLAND INC. AND SUBSIDIARIES

REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS

(Preliminary and Unaudited)

	Second Quarter		First Six Months
	2009	2008	2009	2008
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$727	$765	$1,478	$1,502
Paperboard (a) (b)	35	33	74	72
Total corrugated packaging	$762	$798	$1,552	$1,574
Building products
Lumber	$45	$64	$91	$117
Particleboard	35	49	73	92
Gypsum wallboard	33	34	71	68
Medium density fiberboard	15	19	33	38
Fiberboard	7	13	10	22
Other	9	14	17	24
Total building products	$144	$193	$295	$361

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	836	867	1,665	1,694
Paperboard, thousands of tons (a) (b)	86	72	175	154
Total, thousands of tons	922	939	1,840	1,848
Building products
Lumber, mbf	184	204	372	404
Particleboard, msf	99	135	206	255
Gypsum wallboard, msf	259	278	542	558
Medium density fiberboard, msf	31	38	65	76
Fiberboard, msf	37	68	54	118

____________

(a)	Paperboard includes containerboard and light-weight gypsum facing paper.
(b)	Comparisons of revenue and unit sales of paperboard are affected by the July 25, 2008 purchase of our partner’s interest in Premier Boxboard Limited LLC.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CALCULATION OF NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Second Quarter		First Quarter
	2009	2008	2009
	(In millions, except per share)
NET INCOME EXCLUDING SPECIAL ITEMS
Net income in accordance with GAAP	$66	$8	$35
Special items, after-tax:
Facility closures and headcount reductions	(1)	––	(2)
Alternative fuel mixture credits, net of costs	47	––	––
Litigation and other	––	––	(1)
Substitution costs	(11)	––	––
Gains related to purchase and retirement of long-term debt	5	––	6
Total special items, after-tax	40	––	3
Net income, excluding special items	$26	$8	$32

Net income, per share, in accordance with GAAP	$0.61	$0.07	$0.33
Special items, after-tax, per share:
Facility closures and headcount reductions	(0.01)	––	(0.02)
Alternative fuel mixture credits, net of costs	0.43	––	––
Litigation and other	––	––	(0.01)
Substitution costs	(0.10)	––	––
Gains related to purchase and retirement of long-term debt	0.05	––	0.06
Total special items, after-tax	0.37	––	0.03
Net income, per share, excluding special items	$0.24	$0.07	$0.30

Average basic shares outstanding	106.7	106.6	106.7
Average diluted shares outstanding	107.8	107.4	106.7

Second Quarter
2009
EBITDA	(In millions)
Building Products
Segment operating loss determined in accordance with GAAP	$(3)
Depreciation and amortization	11
EBITDA	$8